Exhibit 99.1

Global Partners Announces Reduction in Quarterly Distribution for the First Quarter of 2020

WALTHAM, Mass.--(BUSINESS WIRE)--April 27, 2020--Global Partners LP (NYSE: GLP) announced today that the Board of Directors of its general partner, Global GP LLC, has declared a quarterly cash distribution of $0.39375 per unit ($1.5750 per unit on an annualized basis) on all of its outstanding common units for the period from January 1 to March 31, 2020. The distribution will be paid on May 15, 2020 to unitholders of record as of the close of business on May 11, 2020. The distribution represents a decrease of 25% from the distribution of $0.5250 paid in February 2020.

“During this unprecedented period of disruption and uncertainty surrounding the impacts of the COVID-19 pandemic, Global is actively taking steps to respond to these dynamic conditions,” said Global Partners President and CEO Eric Slifka. “These steps include managing discretionary expenditures and capital spending and introducing numerous enhanced safety and operational measures across our businesses. As always, we are focused on the health and safety of our employees, guests and customers, as well as our neighbors and partners in the communities we serve. We believe our strategically located terminal and retail assets provide diversification that helps position Global to manage through the current industry challenges.”

Global Partners continues to evaluate market conditions and will provide an update on its operations and financial strategy and discuss 2020 guidance on its first-quarter 2020 financial results conference call on Friday, May 8, 2020.

Non-U.S. Withholding Information

This press release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100%) of GLP’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, GLP’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

About Global Partners LP

With approximately 1,550 locations primarily in the Northeast, Global Partners is one of the region’s largest independent owners, suppliers and operators of gasoline stations and convenience stores. Global also owns, controls or has access to one of the largest terminal networks in New England and New York, through which it distributes gasoline, distillates, residual oil and renewable fuels to wholesalers, retailers and commercial customers. In addition, Global engages in the transportation of petroleum products and renewable fuels by rail from the mid-continental U.S. and Canada. Global, a master limited partnership, trades on the New York Stock Exchange under the ticker symbol “GLP.” For additional information, visit www.globalp.com.

Forward-looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on Global Partners’ current expectations and beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. All comments concerning the Partnership’s expectations for future revenues and operating results and otherwise are based on forecasts for its existing operations and do not include the potential impact of any future acquisitions. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) including, without limitation, the impact and duration of the coronavirus outbreak, uncertainty around the timing of an economic recovery in the United States which will impact the demand for the products we sell and the services we provide, uncertainty around the impact of the coronavirus outbreak to our counterparties and our customers and their corresponding ability to perform their obligations and/or utilize the products we sell and/or services we provide, uncertainty around the impact and duration of federal, state and municipal regulations related to the coronavirus outbreak, and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and present expectations or projections.

For additional information regarding known material factors that could cause actual results to differ from the Partnership’s projected results, please see Global Partners’ filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contacts

Daphne H. Foster
Chief Financial Officer
Global Partners LP
(781) 894-8800

Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary
Global Partners LP
(781) 894-8800